UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:         March 31, 2010
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	INTEGRYS ENERGY GROUP, INC. (A Wisconsin Corporation) 130 East Randolph Drive Chicago, Illinois 60601-6207 (312) 228-5400	39-1775292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously reported in a Current Report on Form 8-K filed by Integrys Energy Group, Inc. on December 29, 2009, in December 2009, Integrys Energy Services, Inc. (“Energy Services”), a wholly owned subsidiary of Integrys Energy Group, entered into a purchase and sale agreement (the “PSA”) with Macquarie Cook Power Inc., which subsequently changed its name to Macquarie Energy LLC (“ME”), to sell substantially all of the commodity contracts comprising its United States wholesale electric marketing and trading business, as part of Energy Services’ intent to reduce the size and scope of its operations.  On February 1, 2010, Energy Services transferred substantially all of the market risk associated with the transaction to Macquarie Bank Limited (“MBL”), parent of ME, by entering into trades with MBL that mirrored Energy Services’ underlying commodity contracts.  On March 31, 2010, Energy Services transferred title to the majority of the underlying commodity contracts and closed on the transaction with ME, upon which time the majority of corresponding mirror transactions terminated.  The remaining underlying commodity contracts which had not been novated as of March 31, 2010, are expected to be transferred, or will settle through normal course of business, in the months following the closing, at which time the corresponding mirror transactions will terminate.

This transaction will result in an estimated return of working capital of approximately $200 million, and cash consideration of approximately $11 million.  The return of working capital is primarily related to cash collateral that had been posted with brokers and counterparties for Energy Services’ United States wholesale electric marketing and trading business.  Shortly following the transfer of the related contracts to ME, the cash collateral will be returned to Energy Services.

A copy of Integrys Energy Group’s news release announcing the completion of the sale is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable

	(b)	Pro Forma Financial Information. The pro forma financial information required by this Item is set forth in Exhibit 99.2 attached hereto.

	(c)	Not applicable

	(d)	Exhibits. The following exhibits are being filed herewith:

		99.1	Integrys Energy Group, Inc. news release dated April 1, 2010, reporting completion of the sale.

		99.2	Unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRYS ENERGY GROUP, INC. By: /s/ Barth J. Wolf Barth J. Wolf Vice President, Chief Legal Officer and Secretary

Date: April 2, 2010

INTEGRYS ENERGY GROUP, INC.

Exhibit Index to Form 8-K
Dated March 31, 2010

Exhibit Number

99.1	Integrys Energy Group, Inc. news release dated April 1, 2010, reporting completion of the sale.

99.2	Unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2009.